UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Independent Proxy Advisory Firm ISS Recommends FOR Special Meeting of Aerojet Rocketdyne Stockholders

— ISS Joins Glass Lewis in Recommending Stockholders Consent to Special Meeting

EL SEGUNDO, Calif., May 18, 2022. Eileen Drake (the CEO of Aerojet Rocketdyne (NYSE: AJRD)) and the other members of the Committee For Aerojet Rocketdyne Shareholders and Value Maximization (the “Committee”) today announced that Institutional Shareholder Services (“ISS”) has recommended that stockholders consent to the request of special meeting of stockholders sought by the Committee. ISS is one of the nation’s leading independent proxy voting advisory services, and their recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries.

ISS is the second leading independent proxy advisory firm to recommend that stockholders vote “FOR” the request of special meeting of stockholders sought by the Committee. As previously announced, Glass Lewis & Co. has also recommended that stockholders vote “FOR” the request of special meeting of stockholders.

In supporting Ms. Drake’s and the Committee’s solicitation to call a special meeting, ISS made the following observations:

Drake Slate v. Lichtenstein Slate

•	“… while several of the Lichtenstein nominees appear to have ties to the Executive Chairman [Lichtenstein], there are no obvious links between CEO Drake and the directors in her corner…”

•

“…it is also noteworthy that the new nominees that Drake has been able to recruit (in record time) seem to have robust professional experience, relevant skillsets, and appear likewise independent, in turn adding credibility to her solicitation.”

Lichtenstein’s Self-Interested Course of Action

•	“Despite the executive chairman’s claims of alignment with shareholders, he has pursued a course of action that more obviously benefits his interests than those of unaffiliated investors.”

•	“A delay scenario would appear to increase Lichtenstein’s leverage, given that Steel Partners has greater resources, and that the Drake Group must self-fund its campaign and associated legal costs.”

Need For Urgency

•

“The urgency in this situation is self-evident, and the proponents of the special meeting have raised sufficiently plausible arguments and recruited a credible slate. This suggests that shareholders have cause to consider a case for board change, at the soonest available opportunity.”

•

“In assessing whether the potential benefits of further delaying the annual meeting outweigh the risks associated with doing so, shareholders should consider that Aerojet has already seen key executives leave the company since the board splintered into opposing factions, including its COO and GC.”

Conclusion

ISS concluded that “… shareholders appear better served by supporting the Drake Group’s consent solicitation, which should allow for a more expeditious vote on the substantive issues at hand, resolving an unproductive stalemate that has posed substantial risk to company, and allowing a reconstituted board to focus on matters most relevant to investors.”

Shareholders with questions can contact our solicitor: D.F. King & Co., (212) 269-5550 (collect) or via e-mail at AJRD@dfking.com.

Important Information

This communication is being sent by members of the Committee in our individual capacity, and not on or behalf of Aerojet Rocketdyne Holdings, Inc (the “Company”). No Company resources were used in connection with these materials. We have neither sought nor obtained consent from any third party to use any statements or information indicated herein. On May 3, 2022, Eileen P. Drake and the other members of the Committee For Aerojet Rocketdyne Shareholders and Value Maximization filed a definitive solicitation statement with the Securities and Exchange Commission in connection with the solicitation of agent designations to call a special meeting of stockholders of the Company.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Committee’s Website:

https://maximizeajrdvalue.com